As filed with the Securities and Exchange Commission on January 29, 2010

File No. 811-09739

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 11	☒
(Check appropriate box or boxes)

Master Large Cap Series LLC

(Exact Name of Registrant as Specified in Charter)

55 East 52nd Street

New York, New York 10022

(Address of Principal Executive Offices)

1-800-441-7762

(Registrant’s Telephone Number, Including Area Code)

Anne F. Ackerley

55 East 52nd Street

New York, New York 10055

United States of America

(Name and Address of Agent for Service)

Copies to:

Counsel for the Master LLC:
SIDLEY AUSTIN LLP	Howard B. Surloff, Esq.
787 Seventh Avenue	BLACKROCK ADVISORS, LLC
New York, New York 10019-6018	55 East 52nd Street
Attention: Frank P. Bruno, Esq.	New York, New York 10022

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.

Master Large Cap Series LLC (the “Master LLC”) is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 22 of the Registration Statement on Form N-1A (Securities Act File No. 333-89389 and Investment Company Act File No. 811-09637) of BlackRock Large Cap Series Funds, Inc. (“Large Cap Series”), as filed with the Securities and Exchange Commission (the “Commission”) on January 29, 2010, and as amended from time to time (the “Large Cap Series Registration Statement”). Part A of the Large Cap Series Registration Statement includes the prospectuses of Large Cap Series.

The Master LLC is an open-end management investment company that was organized on October 19, 1999 as a statutory trust under the laws of the State of Delaware. On June 15, 2007, the Master LLC converted to a Delaware limited liability company. The Master LLC consists of three portfolios: Master Large Cap Growth Portfolio (“Growth Portfolio”), Master Large Cap Value Portfolio (“Value Portfolio”), and Master Large Cap Core Portfolio (“Core Portfolio”) (each, a “Portfolio” and, collectively, the “Portfolios”). BlackRock Advisors, LLC (“BlackRock” or the “Manager”) manages the Master LLC’s investments under the overall supervision of the Board of Directors of the Master LLC.

Large Cap Series is a series fund currently consisting of seven series (each a “Series”): BlackRock Large Cap Growth Fund (“Growth Fund”), BlackRock Large Cap Value Fund (“Value Fund”), BlackRock Large Cap Core Fund (“Core Fund”), BlackRock Large Cap Core Plus Fund (“Core Plus Fund”), BlackRock Large Cap Growth Retirement Portfolio (“Retirement Growth Fund”), BlackRock Large Cap Core Retirement Portfolio (“Retirement Core Fund”) and BlackRock Large Cap Value Retirement Portfolio (“Retirement Value Fund”). Each series, with the exception of the Core Plus Fund, invests all of its assets in interests of the corresponding Portfolio of the Master LLC. Growth Fund, Value Fund, Core Fund, Retirement Growth Fund, Retirement Value Fund and Retirement Core Fund as well as BlackRock Balanced Capital Fund, Inc., BlackRock Core Principal Protected Fund of BlackRock Principal Protected Trust and any other feeder fund that may invest in the Master LLC, are referred to herein as “Feeder Funds.”

i

PART A

January 29, 2010

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 5. Management

(a) Investment Manager

Each Portfolio’s investment manager is BlackRock Advisors, LLC (“BlackRock”). Each Portfolio’s sub-adviser is BlackRock Investment Management, LLC. Where applicable, BlackRock refers also to a Portfolio’s sub-adviser.

(b) Portfolio Managers

Name	Since	Title

Bob Doll, CFA, CPA	1999	Vice Chairman of BlackRock, Inc.

Daniel Hanson, CFA	2007	Managing Director of BlackRock, Inc.

Item 6. Purchase and Sale of Master LLC Interests

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in each Portfolio of the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in each Portfolio. However, because each Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the respective Portfolio’s custodian bank by a Federal Reserve Bank).

Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

Item 7. Tax Information

Each Portfolio intends to operate as a partnership for Federal income tax purposes. If a Portfolio has only one Feeder Fund, such Portfolio’s existence as an entity separate from that Feeder Fund will be disregarded for Federal income tax purposes. Accordingly, each Portfolio will not be subject to any Federal income tax.

Item 8. Financial Intermediary Compensation

Not applicable.

Item 9. — Investment Objectives, Principal Investment Strategies, and Related Risks.

(a) Investment Objectives

The investment objective of each Portfolio is long-term capital growth. In other words, each Portfolio tries to choose investments that will increase in value. Current income from dividends and interest will not be an important consideration in selecting portfolio securities.

(b) Implementation of Investment Objectives

Outlined below are the main strategies the Portfolios use in seeking to achieve their investment objectives.

Each Portfolio seeks to achieve its objective by investing at least 80% of its assets (which for this purpose means net assets plus any borrowings for investment purposes) in equity securities, primarily common stock, of large cap companies located in the United States that BlackRock selects from among those that are, at the time of purchase, included in each Portfolio’s applicable benchmark. Equity securities consist primarily of common stock, preferred stock, securities convertible into common stock and securities and other instruments whose price is linked to the value of common stock. Large cap companies are companies that at the time of purchase have a market capitalization equal to or greater than the top 80% of the companies that comprise the Russell 1000® Index. As of June 30, 2009, the most recent rebalance date, the lowest market capitalization in this group was $1.76 billion. The market capitalizations of companies in the index change with market conditions and the composition of the index. BlackRock uses a multi-factor quantitative model to look for companies within the applicable Russell 1000® Index that, in its opinion, are consistent with the investment objective of each Portfolio.

Each Portfolio will seek to outperform its benchmark:

•

Growth Portfolio will seek to outperform the Russell 1000® Growth Index by investing in equity securities that BlackRock believes have above average earnings prospects. The Russell 1000® Growth Index, a subset of the Russell 1000® index, consists of those Russell 1000® securities with greater-than-average growth orientation.

•

Value Portfolio will seek to outperform the Russell 1000® Value Index by investing in equity securities that BlackRock believes are selling at below normal valuations. The Russell 1000® Value Index, another subset of the Russell 1000® Index, consists of those Russell 1000® securities with lower price-to-book ratios and lower forecasted growth values.

•	Core Portfolio has a blended investment strategy that emphasizes a mix of both growth and value and will seek to outperform the Russell 1000® Index.

Although the Growth Portfolio emphasizes growth-oriented investments, the Value Portfolio emphasizes value-oriented investments and the Core Portfolio uses a blend of growth and value, there are equity investment strategies common to all three Portfolios. Growth companies are those whose earnings growth potential appears to the Portfolio management team to be greater than the market in general and whose revenue growth is expected to continue for an extended period. Stocks of growth companies typically pay relatively low dividends and sell at relatively high valuations. Value companies are those that appear to be undervalued by the market as measured by certain financial formulas. In selecting securities for a Portfolio from that Portfolio’s benchmark universe, BlackRock uses a proprietary multi-factor quantitative model. The factors employed by the model include stock valuation, quality of earnings and potential future earnings growth. For each Portfolio, BlackRock looks for strong relative earnings growth, earnings quality and good relative valuation. A company’s stock price relative to its earnings and book value, among other factors, is also examined — if BlackRock believes that a company is overvalued, it will not be considered as an investment for any Portfolio. After the initial screening is done, BlackRock relies on fundamental analysis, a method of stock market analysis that concentrates on “fundamental” information about the company (such as income statement, balance sheet earnings and sales history, products and management) to attempt to forecast future stock value, using both internal and external research, to optimize its quantitative model to choose companies BlackRock believes have strong, sustainable earnings growth with current momentum at attractive price valuations.

Because a Portfolio generally will not hold all the stock in its applicable index, and because a Portfolio’s investments may be allocated in amounts that vary from the proportional weightings of the various stocks in that index, the Portfolios are not “index” funds. In seeking to outperform the applicable benchmark, however, BlackRock reviews potential investments using certain criteria that are based on the securities in the applicable index. These criteria currently include the following:

•	Relative price to earnings and price to book ratios

•	Stability and quality of earnings

•	Earnings momentum and growth

•	Weighted median market capitalization of a Portfolio’s portfolio

•	Allocation among the economic sectors of a Portfolio’s portfolio as compared to the applicable index

•	Weighted individual stocks within the applicable index

Other Strategies. In addition to the main strategies discussed above, each Portfolio may use certain other investment strategies.

Affiliated Money Market Funds — Each Portfolio may invest univested cash balances in affiliated money market fund.

Borrowing — Each Portfolio may borrow for temporary or emergency purposes including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions.

Convertible Securities — Each Portfolio may invest in convertible securities, which generally are debt securities or preferred stock that may be converted into common stock. Convertible securities typically pay current income as either interest (debt security convertibles) or dividends (preferred stock). A convertible security’s value usually reflects both the stream of current income payments and the market value of the underlying common stock.

Depositary Receipts — Each Portfolio may invest in securities of foreign issuers in the form of depositary receipts or other securities that are convertible into securities of foreign issuers. American Depositary Receipts (“ADRs”) are receipts typically issued by an American bank or trust company that evidence underlying securities issued by a foreign corporation. European Depositary Receipts (issued in Europe) and Global Depositary Receipts (issued throughout the world) each evidence a similar ownership arrangement. Each Portfolio may invest in unsponsored depositary receipts.

Derivatives — Each Portfolio may use derivative instruments to hedge its investments. Derivatives allow a Portfolio to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Each Portfolio may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which a Portfolio uses a derivative to offset the risks associated with other Portfolio holdings.

Foreign Securities — Each Portfolio may invest in companies located in countries other than the United States.

Illiquid/Restricted Securities — Each Portfolio may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale (i.e., Rule 144A securities). They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market. Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public.

Investment Companies — Each Portfolio has the ability to invest in other investment companies, such as exchange-traded funds, money market funds, unit investment trusts, and open-end and closed-end funds, including affiliated investment companies.

Master Limited Partnerships — Each Portfolio may invest in publicly traded master limited partnerships (“MLPs”), which are limited partnerships or limited liability companies taxable as partnerships. MLPs generally have two classes of owners, the general partner and limited partners. If investing in an MLP, the Portfolio intends to purchase publicly traded common units issued to limited partners of the MLP. Limited partners have a limited role in the operations and management of the MLP.

Securities Lending — Each Portfolio may lend securities with a value up to 33 1/3 % of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral.

        Temporary Defensive Strategies — As a temporary measure for defensive purposes, each Portfolio may invest without limit in cash, cash equivalents or short-term U.S. Government securities. These investments may include high quality, short-term money market instruments such as U.S. Treasury and agency obligations, commercial paper (short-term, unsecured, negotiable promissory notes of a domestic or foreign company), short-term debt obligations of corporate issuers and certificates of deposit and bankers’ acceptances. These investments may adversely affect a Portfolio’s ability to meet its investment objective.

U.S. Government Obligations — Each Portfolio may invest in debt of the U.S. government. There is no restriction on the maturity of the debt securities in which a Portfolio may invest.

When-Issued Securities, Delayed Delivery Securities and Forward Commitments — The purchase or sale of securities on a when issued basis or on a delayed delivery basis or through a forward commitment involves the purchase or sale of securities by each Portfolio at an established price with payment and delivery taking place in the future. Each Portfolio enters into these transactions to obtain what is considered an advantageous price to each Portfolio at the time of entering into the transaction.

(c) Risks

This section contains a summary discussion of the general risks of investing in each Portfolio. As with any fund, there can be no guarantee that a Portfolio will meet its objective, or that a Portfolio’s performance will be positive over any period of time. Investors may lose money investing in a Portfolio. An investment in a Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any bank or governmental agency.

Set forth below are the main risks of investing in each Portfolio:

Equity Securities Risk — Common and preferred stocks represent equity ownership in a company. Stock markets are volatile. The price of equity securities will fluctuate and can decline and reduce the value of a portfolio investing in equities. The value of equity securities purchased by a Portfolio could decline if the financial condition of the companies a Portfolio invests in decline or if overall market and economic conditions deteriorate. They may also decline due to factors that affect a particular industry or industries, such as labor shortages or an increase in production costs and competitive conditions within an industry. In addition, they may decline due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or generally adverse investor sentiment.

Investment Style Risk — Under certain market conditions, growth investments have performed better during the later stages of economic expansion and value stocks have performed better during periods of economic recovery. Therefore, both these investment styles may over time go in and out of favor. At times when the investment style used by a Portfolio is out of favor, that Portfolio may underperform other equity funds that use different investment styles.

Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Portfolio invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities selected by Portfolio management will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies. This means you may lose money.

Each Portfolio also may be subject to certain other risks associated with their investments and investment strategies, including:

Borrowing Risk — Borrowing may exaggerate changes in the net asset value of Portfolio interests and in return on a Portfolio’s portfolio. Borrowing will cost a Portfolio interest expense and other fees. The costs of borrowing may reduce a Portfolio’s return.

Convertible Securities Risk — The market value of a convertible security performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible security usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risk as apply to the underlying common stock.

Depositary Receipts Risk — The issuers of unsponsored depositary receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the depositary receipts. Depositary receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted.

Derivatives Risk — A Portfolio’s use of derivatives may reduce the Portfolio’s returns and/or increase volatility. Volatility is defined as the characteristic of a security, an index or a market to fluctuate significantly in price within a short time period. A risk of a Portfolio’s use of derivatives is that the fluctuations in their values may not correlate perfectly with the overall securities markets. Derivatives are also subject to counterparty risk, which is the risk that the other party in the transaction will not fulfill its contractual obligation. In addition, some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The possible lack of a liquid secondary market for derivatives and the resulting inability of a Portfolio to sell or otherwise close a derivatives position could expose the Portfolio to losses and could make derivatives more difficult for a Portfolio to value accurately. A Portfolio could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited. Finally, BlackRock may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause the Portfolio’s derivatives positions to lose value. When a derivative is used as a hedge against a position that the Portfolio holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Portfolio’s hedging transactions will be effective. The income from certain derivatives may be subject to Federal income tax.

Expense Risk –– Portfolio expenses are subject to a variety of factors, including fluctuations in the Portfolio’s net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that a Portfolio’s net assets decrease due to market declines or redemptions, the Portfolio’s expenses will increase as a percentage of Portfolio net assets. During periods of high market volatility, these increases in the Portfolio’s expense ratio could be significant.

Foreign Securities Risk — Because each Portfolio may invest in companies located in countries other than the United States, each Portfolio may be exposed to risks associated with foreign investments.

•	The value of holdings traded outside the U.S. (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates

•	The costs of non-U.S. securities transactions tend to be higher than those of U.S. transactions

•	Foreign holdings may be adversely affected by foreign government action

•	International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect these holdings

•	The economies of certain countries may compare unfavorably with the U.S. economy

•	Foreign securities markets may be smaller than the U.S. markets, which may make trading more difficult

High Portfolio Turnover Risk — High portfolio turnover (more than 100%) may result in increased transaction costs to a Portfolio, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of the securities and on reinvestment in other securities. The sale of Portfolio portfolio securities may result in the realization and distribution to shareholders of higher capital gains or losses as compared to a fund with less active trading policies. Given the frequency of sales, such gain or loss will likely be short-term capital gain or loss and would increase an investor’s tax liability unless shares are held through a tax-deferred or exempt vehicle. These effects of higher than normal portfolio turnover may adversely affect Portfolio performance.

Illiquid Securities Risk — If a Portfolio buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

Investment in Other Investment Companies Risk — As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if a Portfolio acquires shares of investment companies, shareholders bear both their proportionate share of expenses in a Portfolio (including management and advisory fees) and, indirectly, the expenses of the investment companies.

Leverage Risk — Some transactions may give rise to a form of leverage. These transaction may include, among others, derivatives, and may expose the Portfolio to greater risk and increase its costs. To mitigate leverage risk, the Portfolio management team will segregate liquid assets on the books of a Portfolio or otherwise cover the transactions. The use of leverage may cause a Portfolio to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet segregation requirements. Increases and decreases in the value of a Portfolio’s portfolio will be magnified when the Portfolio uses leverage.

Master Limited Partnership Risk — The common units of an MLP are listed and traded on U.S. securities exchanges and their value fluctuates predominantly based on prevailing market conditions and the success of the MLP. Unlike owners of common stock of a corporation, owners of common units have limited voting rights and have no ability annually to elect directors. In the event of liquidation, common units have preference over subordinated units, but not over debt or preferred units, to the remaining assets of the MLP.

Mid-Cap Securities Risk — The securities of mid-cap companies generally trade in lower volumes and are generally subject to greater and less predictable price changes than the securities of larger capitalization companies.

Restricted Securities Risk — Restricted securities may be illiquid. A Portfolio may be unable to sell them on short notice or may be able to sell them only at a price below current value. Also, a Portfolio may get only limited information about the issuer of a restricted security, so it may be less able to predict a loss. In addition, if Portfolio management receives material nonpublic information about the issuer, the Portfolio may as a result be unable to sell the securities.

Rule 144A Securities Risk — Rule 144A securities may have an active trading market but carry the risk that the active trading market may not continue.

Securities Lending Risk — Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, a Portfolio may lose money and there may be a delay in recovering the loaned securities. A Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for a Portfolio.

When-Issued and Delayed Delivery Securities and Forward Commitments Risk — When-issued and delayed delivery securities and forward commitments involve the risk that the security a Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

(d) Portfolio Holdings.

For a discussion of the Master LLC’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement. The Master LLC makes the top ten holdings of each Portfolio available on a monthly basis at www.blackrock.com generally within 5 business days after the end of the month to which the information applies.

Item 10. — Management, Organization, and Capital Structure.

(a) (1) Manager

BlackRock is the manager to the Master LLC and manages each Portfolio’s investments subject to the oversight of the Board of Directors of the Master LLC. While BlackRock is ultimately responsible for the management of the Portfolios, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. BlackRock is an indirect wholly owned subsidiary of BlackRock, Inc.

BlackRock was organized in 1994 to perform advisory services for investment companies. BlackRock Investment Management, LLC, the sub-adviser with respect to each Portfolio (the “Sub-Adviser”) and an affiliate of BlackRock, is a registered investment adviser and commodity pool operator organized in 1999. BlackRock and its affiliates had approximately $3.346 trillion in investment company and other portfolio assets under management as of December 31, 2009.

The Master LLC, on behalf of each Portfolio, has entered into a management agreement with BlackRock (the “Management Agreement”) pursuant to which BlackRock receives as compensation for its services to each Portfolio, a fee at the following annual rates:

•	with respect to Growth Portfolio, 0.50% of the Portfolio’s average daily net assets not exceeding $5 billion and 0.45% of the Portfolio’s average daily net assets in excess of $5 billion,

•	with respect to Value Portfolio, 0.50% of the Portfolio’s average daily net assets not exceeding $3 billion and 0.45% of the Portfolio’s average daily net assets in excess of $3 billion, and

•

with respect to Core Portfolio, 0.50% of the Portfolio’s average daily net assets not exceeding $1 billion, 0.45% of the Portfolio’s average daily net assets in excess of $1 billion but not exceeding $5 billion, and 0.40% of the Portfolio’s average daily net assets in excess of $5 billion.

BlackRock may waive a portion of each Portfolio’s management fee in connection with a Portfolio’s investment in an affiliated money market fund.

For the fiscal period November 1, 2008 to September 30, 2009, BlackRock received management fees, net of any applicable waivers, as a percentage of the average daily net assets of each Portfolio as follows:

Portfolio	Management Fees (Net of Applicable Waiver)
Growth Portfolio	0.50%
Value Portfolio	0.50%
Core Portfolio	0.47%

BlackRock has a sub-advisory agreement with the Sub-Adviser under which BlackRock pays the Sub-Adviser a monthly fee at an annual rate equal to a percentage of the advisory fee paid to BlackRock under the Management Agreement. The Sub-Adviser is responsible for the day-to-day management of each Portfolio.

A discussion of the basis of the Board of Directors’ approval of the Portfolios’ investment advisory arrangements is included in Large Cap Series’ annual shareholder report for the fiscal period ended September 30, 2009.

Conflicts of Interest. The investment activities of BlackRock and its affiliates (including BlackRock, Inc. and The PNC Financial Services Group, Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)) and of BlackRock, Inc.’s significant shareholders, Merrill Lynch & Co., Inc., and its affiliates, including Bank of America Corporation (each a “BAC Entity”), and Barclays Bank PLC and its affiliates, including Barclays PLC (each a “Barclays Entity”) (for convenience the BAC Entities and Barclays Entities are collectively referred to in this section as the “Entities” and each separately is referred to as an “Entity”) in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Portfolios and their shareholders. BlackRock and its Affiliates or the Entities provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Portfolios. BlackRock and its Affiliates or the Entities are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Portfolios. One or more Affiliates or Entities act or may act as an investor, investment banker, research provider, investment manager, financier, advisor, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in securities, currencies and other instruments in which the Portfolios directly and indirectly invest. Thus, it is likely that the Portfolios will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate or an Entity performs or seeks to perform investment banking or other services. One or more Affiliates or Entities may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Portfolios and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Portfolios. The trading activities of these Affiliates or Entities are carried out without reference to positions held directly or indirectly by the Portfolios and may result in an Affiliate or an Entity having positions that are adverse to those of the Portfolios. No Affiliate or Entity is under any obligation to share any investment opportunity, idea or strategy with the Portfolios. As a result, an Affiliate or an Entity may compete with the Portfolios for appropriate investment opportunities. The results of the Portfolios’ investment activities, therefore, may differ from those of an Affiliate or an Entity and of other accounts managed by an Affiliate or an Entity, and it is possible that the Portfolios could sustain losses during periods in which one or more Affiliates or Entities and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible. In addition, the Portfolios may, from time to time, enter into transactions in which an Affiliate or an Entity or its other clients have an adverse interest. Furthermore, transactions undertaken by Affiliate-advised clients may adversely impact the Portfolios. Transactions by one or more Affiliate- or Entity-advised clients or BlackRock may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Portfolios. The Portfolios’ activities may be limited because of regulatory restrictions applicable to one or more Affiliates or Entities, and/or their internal policies designed to comply with such restrictions. In addition, the Portfolios may invest in securities of companies with which an Affiliate or an Entity has or is trying to develop investment banking relationships or in which an Affiliate or an Entity has significant debt or equity investments. The Portfolios also may invest in securities of companies for which an Affiliate or an Entity provides or may some day provide research coverage. An Affiliate or an Entity may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Portfolios or who engage in transactions with or for the Portfolios, and may receive compensation for such services. The Portfolios may also make brokerage and other payments to Affiliates or Entities in connection with the Portfolios’ portfolio investment transactions.

Under a securities lending program approved by the Master LLC’s Board, the Master LLC, on behalf of the Portfolios, has retained an Affiliate of BlackRock to serve as the securities lending agent for the Portfolios to the extent that the Portfolios participate in the securities lending program. For these services, the lending agent may receive a fee from the Portfolios, including a fee based on the returns earned on the Portfolios’ investment of the cash received as collateral for the loaned securities. In addition, one or more Entities may be among the entities to which the Portfolios may lend their portfolio securities under the securities lending program.

The activities of Entities may give rise to other conflicts of interest that could disadvantage the Portfolios and their shareholders. BlackRock has adopted policies and procedures designed to address these potential conflicts of interest. See Part B of this registration statement for further information.

(a) (2) Portfolio Managers

Each Portfolio is managed by a team of financial professionals. Information about Bob Doll, CFA, CPA and Daniel Hanson, CFA, each Portfolio’s portfolio managers, is provided below.

Portfolio Manager	Primary Role	Since	Title and Recent Biography
Bob Doll, CFA, CPA, Senior portfolio manager	Jointly and primarily responsible for the day-to-day management of each Portfolio’s portfolio including setting each Portfolio’s overall investment strategy and overseeing the management of the Portfolios.	1999	Vice Chairman and Global Chief Investment Officer for Equities of BlackRock, Inc. since 2006; Member of the Operating and Leadership Committees of BlackRock, Inc. and head of its U.S. Large Cap Series equity team; President and Chief Investment Officer of Merrill Lynch Investment Managers, L.P (“MLIM”) and its affiliate, Fund Asset Management, L.P from 2001 to 2006; President and a member of the Board of the funds advised by MLIM and its affiliates from 2005 to 2006.

Daniel Hanson, CFA, Associate portfolio manager	Jointly and primarily responsible for the day-to-day management of each Portfolio’s portfolio including setting each Portfolio’s overall investment strategy and overseeing the management of the Portfolios.	2007	Managing Director of BlackRock, Inc. since 2009; Director of BlackRock, Inc. from 2007 to 2008; Vice President of BlackRock, Inc. in 2006; Vice President of MLIM from 2003 to 2006.

For more information about the portfolio managers, including other accounts managed, compensation, ownership of Portfolio shares, and possible conflicts of interest, please see Part B of this Registration Statement.

(a)(3) Legal Proceedings. Not applicable.

(b) Capital Stock

Investors in the Master LLC have no preemptive or conversion rights, and interests in the Master LLC are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when, in the judgment of the Directors, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Master LLC or a Portfolio, investors would be entitled to share, in proportion to their investment in the Master LLC or the Portfolio (as the case may be), in the assets of the Master LLC or Portfolio available for distribution to investors.

Each of the Growth Portfolio, Value Portfolio and Core Portfolio is a separate series of the Master LLC. Each investor is entitled to a vote in proportion to its investment in the Master LLC or the Portfolio (as the case may be). Investors in a Portfolio will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the particular Portfolio. The Master LLC reserves the right to create and issue interests in additional portfolios.

Investments in the Master LLC may not be transferred, but an investor may withdraw all or any portion of its investment in any Portfolio at net asset value on any day on which the New York Stock Exchange (the “Exchange”) is open, subject to certain exceptions. For more information about the ability of an investor in the Master LLC to withdraw all or any portion of its investment in the Master LLC, please Item 11 herein.

Item 11. — Shareholder Information.

(a) Pricing of Interests in the Master LLC

Each Portfolio’s assets and liabilities are valued primarily on the basis of market quotations. Equity investments are valued at market value, which is generally determined using the last reported sale price on the exchange or market on which the security is primarily traded at the time of valuation. Each Portfolio values fixed income portfolio securities using market prices provided directly from one or more broker-dealers, market makers, or independent third-party pricing services which may use matrix pricing and valuation models to derive values, each in accordance with valuation procedures approved by the Master LLC’s Board of Directors. Short-term debt securities with remaining maturities of 60 days or less are valued on the basis of amortized cost.

Generally, trading in foreign securities, U.S. government securities, money market instruments and certain fixed income securities is substantially completed each day at various times prior to the close of business on the Exchange. The values of such securities used in computing the net asset value of a Portfolio’s interest are determined as of such times.

When market quotations are not readily available or are not believed by BlackRock to be reliable, a Portfolio’s investments are valued at fair value. Fair value determinations are made by BlackRock in accordance with procedures approved by the Master LLC’s Board of Directors. BlackRock may conclude that a market quotation is not readily available or is unreliable if a security or other asset or liability does not have a price source due to its lack of liquidity, if BlackRock believes a market quotation from a broker-dealer or other source is unreliable, where the security or other asset or liability is thinly traded (e.g., municipal securities and certain non-U.S. securities) or where there is a significant event subsequent to the most recent market quotation. For this purpose, a “significant event” is deemed to occur if BlackRock determines, in its business judgment prior to or at the time of pricing a Portfolio’s assets or liabilities, that it is likely that the event will cause a material change to the last closing market price of one or more assets or liabilities held by the Portfolio. Foreign securities whose values are affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets may be fair valued.

Fair value represents a good faith approximation of the value of a security. The fair value of one or more securities may not, in retrospect, be the price at which those assets could have been sold during the period in which the particular fair values were used in determining a Portfolio’s net asset value.

Each Portfolio may accept orders from certain authorized financial intermediaries or their designees. A Portfolio will be deemed to receive an order when accepted by the intermediary or designee and the order will receive the net asset value next computed by the Portfolio after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

(b) Purchase of Interests in the Master LLC

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in each Portfolio of the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in each Portfolio. However, because each Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the respective Portfolio’s custodian bank by a Federal Reserve Bank) or, in the case of a Feeder Fund’s initial investment, in marketable securities acceptable to BlackRock and consistent with the investment objective, policies and restrictions of the applicable Portfolio.

Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

(c) Redemption of Interests in the Master LLC

An investor in the Master LLC may withdraw all or a portion of its investment in any Portfolio on any day the Exchange is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of the withdrawal will be paid by the Portfolio normally on the business day on which the withdrawal is effected, but in any event within seven days. The right of an investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. A Portfolio may reject a withdrawal request under certain circumstances. Investments in any Portfolio of the Master LLC may not be transferred.

(d) Dividends and Distributions: Not Applicable

(e) Frequent Purchase and Redemption of Master LLC Interests

The Master LLC does not offer its interests for sale to the general public, nor does it offer an exchange privilege. The Master LLC is not, therefore, directly subject to the risks of short-term trading and the Board of Directors has not adopted procedures to prevent such trading. However, the Master LLC may be adversely affected by short-term trading in shares of a Feeder Fund. See “Account Information — Short-Term Trading Policy” in Part A of the Large Cap Series Registration Statement for more information.

(f) Tax Consequences

Each Portfolio intends to operate as a partnership (or, during any period when it has only one Feeder Fund, as a disregarded entity) for Federal income tax purposes. Accordingly, each Portfolio will not be subject to any Federal income tax. Based upon the status of each Portfolio as a partnership (or disregarded entity), a Feeder Fund will take into account its share of the applicable Portfolio’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and its qualifications as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The determination of a Feeder Fund’s share of a Portfolio’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Code, as amended, and the regulations promulgated thereunder.

Item 12. — Distribution Arrangements.

(a) Sales Loads. Not Applicable.

(b) 12b-1 Fees. Not Applicable.

(c) Multiple Class and Master/Feeder Funds.

The Master LLC is part of a master/feeder structure. Members of the general public may not purchase interests in the Master LLC. However, the Master LLC may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Master LLC and will pay a proportionate share of the Master LLC’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Master LLC to reduce costs through economies of scale. A larger investment portfolio for the Master LLC may reduce certain transaction costs to the extent that contributions to and redemptions from the Portfolios by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Master LLC may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Master LLC or withdraws from the Master LLC, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Master LLC if the Master LLC voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Master LLC may affect the investment performance of the Feeder Fund and the Master LLC.

The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Master LLC. When a Feeder Fund is requested to vote on matters pertaining to the Master LLC, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Master LLC proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the Large Cap Series Registration Statement under “Account Information - Master/Feeder Structure”.

The Master LLC’s placement agent is BlackRock Investments, LLC.

PART B

January 29, 2010

Master Large Cap Series LLC

Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

Item 14. — Cover Page and Table of Contents.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Large Cap Series LLC (the “Master LLC”), dated January 29, 2010 as it may be revised from time to time (the “Master LLC’s Part A”). To obtain a copy of this Registration Statement, please call the Master LLC at (800) 441-7762, or write to the Master LLC at P.O. Box 9819, Providence, Rhode Island 02940-8019. The Master LLC’s Part A is incorporated herein by reference and this Part B is incorporated by reference into the Master LLC’s Part A.

As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 22 of the Registration Statement on Form N-1A (Securities Act File No. 333-89389 and Investment Company Act File No. 811-09637) of BlackRock Large Cap Series Funds, Inc. (“Large Cap Series”), as filed with the Securities and Exchange Commission (the “Commission”) on January 29, 2010, as amended from time to time (the “Large Cap Series Registration Statement”). Part A of the Large Cap Series Registration Statement includes the prospectuses of Large Cap Series. Part B of the Large Cap Series Registration Statement includes the statement of additional information of Large Cap Series.

The Master LLC consists of three portfolios: Master Large Cap Growth Portfolio, Master Large Cap Value Portfolio and Master Large Cap Core Portfolio (each a “Portfolio” and, collectively, the “Portfolios”).

Large Cap Series is a series fund currently consisting of seven series (each a “Series”): BlackRock Large Cap Growth Fund (“Growth Fund”), BlackRock Large Cap Core Fund (“Core Fund”), BlackRock Large Cap Value Fund (“Value Fund”), BlackRock Large Cap Core Plus Fund (“Core Plus Fund”), BlackRock Large Cap Growth Retirement Portfolio (“Retirement Growth Fund”), BlackRock Large Cap Core Retirement Portfolio (“Retirement Core Fund”) and BlackRock Large Cap Value Retirement Portfolio (“Retirement Value Fund”). Each Series, with the exception of Core Plus Fund, will invest all of its assets in interests of the corresponding Portfolio of the Master LLC. Growth Fund, Core Fund, Value Fund, Retirement Growth Fund, Retirement Core Fund and Retirement Value Fund as well as BlackRock Balanced Capital Fund, Inc., BlackRock Core Principal Protected Fund of BlackRock Principal Protected Trust and any other feeder fund that may invest in the Master LLC, are referred to herein as “Feeder Funds.”

Item 15. — Master LLC History.

The Master LLC was organized as a Delaware statutory trust on October 19, 1999. Effective June 15, 2007, the Master LLC was reorganized as a Delaware limited liability company and changed its name from Master Large Cap Series Trust to Master Large Cap Series LLC.

The Master LLC consists of three series: Master Large Cap Growth Portfolio (the “Growth Portfolio”), Master Large Cap Core Portfolio (the “Core Portfolio”) and Master Large Cap Value Portfolio (the “Value Portfolio”).

Item 16. — Description of the Master LLC and Its Investments and Risks.

The following information supplements and should be read in conjunction with Item 9 of the Master LLC’s Part A.

Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of each Portfolio of the Master LLC, the types of securities purchased by each Portfolio, the investment techniques used by each Portfolio, and certain risks relating thereto, as well as other information relating to each Portfolio’s investment programs, is incorporated herein by reference from the section entitled “Investment Objectives and Policies” in Part B of the Large Cap Series Registration Statement.

Information on the Master LLC’s policies and procedures with respect to the selective disclosure of the portfolio holdings of a Portfolio is incorporated herein by reference to the section entitled “Management and Other Service Arrangements — Selective Disclosure of Portfolio Holdings” in Part II of Part B of the Large Cap Series Registration Statement.

Item 17. — Management of the Master LLC.

(a) Management Information

Biographical Information. Certain biographical and other information relating to the Directors of the Master LLC is set forth below, including their address and year of birth, their principal occupations for at least the last five years, the length of time served, the total number of registered investment companies consisting of investment portfolios overseen in the complex of funds advised by BlackRock or its affiliates (“BlackRock-advised Funds”), and any public directorships.

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Directorships
Non-Interested Directors[1]:

David O. Beim[3] 55 East 52nd Street New York, NY 10055 1940	Director	2007 to present	Professor of Finance and Economics at the Columbia University Graduate School of Business since 1991; Trustee, Phillips Exeter Academy since 2002; Chairman of Wave Hill Inc. (public garden and cultural center) from 1990 to 2006.	36 RICs consisting of 106 Portfolios	None

Ronald W. Forbes[4] 55 East 52nd Street New York, NY 10055 1940	Director	2007 to present	Professor Emeritus of Finance, School of Business, State University of New York at Albany since 2000.	36 RICs consisting of 106 Portfolios	None

Dr. Matina Horner[5] 55 East 52nd Street New York, NY 10055 1939	Director	2007 to present	Executive Vice President of Teachers Insurance and Annuity Association and College Retirement Equities Fund from 1989 to 2003.	36 RICs consisting of 106 Portfolios	NSTAR (electric and gas utility)

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Directorships
Rodney D. Johnson[4] 55 East 52nd Street New York, NY 10055 1941	Director	2007 to present	President, Fairmount Capital Advisors, Inc. since 1987; Director, Fox Chase Cancer Center since 2002; Member of the Archdiocesan Investment Committee of the Archdiocese of Philadelphia since 2003; Director, The Committee of Seventy (civic) since 2006.	36 RICs consisting of 106 Portfolios	None

Herbert I. London 55 East 52nd Street New York, NY 10055 1939	Director	1999 to present	Professor Emeritus, New York University since 2005; John M. Olin Professor of Humanities, New York University from 1993 to 2005 and Professor thereof from 1980 to 2005; President, Hudson Institute (policy research organization) since 1997 and Trustee thereof since 1980; Chairman of the Board of Trustees for Grantham University since 2006; Director of InnoCentive, Inc. (strategic solutions company) since 2005; Director, Cerego, LLC (software development and design) since 2005.	36 RICs consisting of 106 Portfolios	AIMS Worldwide, Inc. (marketing)

Cynthia A. Montgomery 55 East 52nd Street New York, NY 10055 1952	Director	2007 to present	Professor, Harvard Business School since 1989; Director, Harvard Business School Publishing since 2005; Director, McLean Hospital since 2005.	36 RICs consisting of 106 Portfolios	Newell Rubbermaid, Inc. (manufacturing)

Joseph P. Platt, Jr.[6] 55 East 52nd Street New York, NY 10055 1947	Director	2007 to present	Director, The West Penn Allegheny Health System (a not-for-profit health system) since 2008; Director, Jones and Brown (Canadian insurance broker) since 1998; General Partner, Thorn Partners, LP (private investment) since 1998; Partner, Amarna Corporation, LLC (private investment company) from 2002 to 2008.	36 RICs consisting of 106 Portfolios	Greenlight Capital Re, Ltd (reinsurance) company)

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Directorships
Robert C. Robb, Jr. 55 East 52nd Street New York, NY 10055 1945	Director	2007 to present	Partner, Lewis, Eckert, Robb and Company (management and financial consulting firm) since 1981.	36 RICs consisting of 106 Portfolios	None

Toby Rosenblatt[7] 55 East 52nd Street New York, NY 10055 1938	Director	2007 to present	President, Founders Investments Ltd. (private investments) since 1999; Director, Forward Management, LLC since 2007; Director, The James Irvine Foundation (philanthropic foundation) since 1997; Trustee, State Street Research Mutual Funds from 1990 to 2005; Trustee, Metropolitan Series Funds, Inc. from 2001 to 2005.	36 RICs consisting of 106 Portfolios	A.P. Pharma, Inc. (specialty pharmaceuticals)

Kenneth L. Urish[8] 55 East 52nd Street New York, NY 10055 1951	Director	2007 to present	Managing Partner, Urish Popeck & Co., LLC (certified public accountants and consultants) since 1976; Member of External Advisory Board, The Pennsylvania State University Accounting Department since 2001; Trustee, The Holy Family Foundation since 2001; Committee Member, Professional Ethics Committee of the Pennsylvania Institute of Certified Public Accountants since 2007; President and Trustee, Pittsburgh Catholic Publishing Associates from 2003 to 2008; Director, Inter-Tel from 2006 to 2007.	36 RICs consisting of 106 Portfolios	None

Frederick W. Winter 55 East 52nd Street New York, NY 10055 1945	Director	2007 to present	Professor and Dean Emeritus of the Joseph M. Katz School of Business, University of Pittsburgh since 2005 and Dean thereof from 1997 to 2005; Director, Alkon Corporation (pneumatics) since 1992; Director, Tippman Sports (recreation) since 2005; Director, Indotronix International (IT services) from 2004 to 2008.	36 RICs consisting of 106 Portfolios	None
Interested Directors[1,9]:

Richard S. Davis 55 East 52nd Street New York, NY 10055 1945	Director	2007 to present	Managing Director, BlackRock, Inc. since 2005; Chief Executive Officer, State Street Research & Management Company from 2000 to 2005; Chairman of the Board of Trustees, State Street Research Mutual Funds from 2000 to 2005; Chairman, SSR Realty from 2000 to 2004.	173 RICs consisting of 304 Portfolios	None

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Directorships
Henry Gabbay 55 East 52nd Street New York, NY 10055 1947	Director	2007 to present	Consultant, BlackRock Inc. from 2007 to 2008; Managing Director, BlackRock, Inc. from 1989 to 2007; Chief Administrative Officer, BlackRock Advisors, LLC from 1998 to 2007; President of BlackRock Funds and BlackRock Bond Allocation Target Shares from 2005 to 2007 and Treasurer of certain closed-end funds in the BlackRock fund complex from 1989 to 2006.	173 RICs consisting of 304 Portfolios	None

[1]

Directors serve until their resignation, removal or death, or until December 31 of the year in which they turn 72. The Board of Directors has approved one-year extensions in the terms of Directors who turn 72 prior to December 31, 2013.

[2]

Following the combination of Merrill Lynch Investment Managers, L.P. (“MLIM”) and BlackRock, Inc. in September 2006, the various legacy MLIM and legacy BlackRock fund boards were realigned and consolidated into three new fund boards in 2007. As a result, although the chart shows certain Directors as joining the Master LLC’s Board in 2007, each Director first became a member of the boards of other legacy MLIM or legacy BlackRock funds as follows: David O. Beim, 1998; Ronald W. Forbes, 1977; Dr. Matina Horner, 2004; Rodney D. Johnson, 1995; Herbert I. London, 1987; Cynthia A. Montgomery, 1994; Joseph P. Platt, Jr., 1999; Robert C. Robb, Jr., 1999; Toby Rosenblatt, 2005; Kenneth L. Urish, 1999 and Frederick W. Winter, 1999.

[3]	Chairman of the Performance Committee.
[4]	Co-Chair of the Board of Directors.
[5]	Chair of the Governance Committee.
[6]	Chair of the Compliance Committee.
[7]	Vice-Chair of the Performance Committee.
[8]	Chair of the Audit Committee.
[9]

Mr. Davis is an “interested person,” as defined in the Investment Company Act, of the Master LLC based on his position with BlackRock, Inc. and its affiliates. Mr. Gabbay is an “interested person” of the Master LLC based on his former positions with BlackRock, Inc. and its affiliates as well as his ownership of BlackRock, Inc. and The PNC Finacial Services Group, Inc. securities.

Certain biographical and other information relating to the officers of the Master LLC is set forth below, including their address and year of birth, their principal occupations for at least the last five years, the length of time served, the total number of registered investment companies and investment portfolios overseen in the BlackRock-advised Funds and any public directorships:

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[1]	Principal Occupation(s) During Past Five Years	Number of Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Directorships
Master LLC Officers

Anne F. Ackerley 55 East 52nd Street New York, NY 10055 1962	President and Chief Executive Officer	2009 to present	Managing Director of BlackRock, Inc. since May 2000; Vice President of the BlackRock-advised Funds from 2007 to 2009; Chief Operating Officer of BlackRock’s Global Client Group (GCG) since 2009; Chief Operating Officer of BlackRock’s U.S. Retail Group from 2006 to 2009; Head of BlackRock’s Mutual Fund Group from 2000 to 2006.	173 RICs consisting of 304 Portfolios	None

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[1]	Principal Occupation(s) During Past Five Years	Number of Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Directorships
Jeffrey Holland, CFA 55 East 52nd Street New York, NY 10055 1971	Vice President	2009 to present	Managing Director of BlackRock, Inc. since 2010; Director of BlackRock, Inc. from 2006 to 2009; Chief Operating Officer of BlackRock’s U.S. Retail Group since 2009; Co-head of Product Development and Management for BlackRock’s U.S. Retail Group from 2007 to 2009; Product Manager of Raymond James & Associates from 2003 to 2006.	71 RICs consisting of 204 Portfolios	None

Brendan Kyne 55 East 52nd Street New York, NY 10055 1977	Vice President	2009 to present	Managing Director of BlackRock, Inc. since 2010; Director of BlackRock, Inc. from 2008 to 2009; Head of Product Development of BlackRock, Inc. since 2009 and Co-head thereof from 2007 to 2009; Vice President of BlackRock, Inc. from 2005 to 2008.	173 RICs consisting of 304 Portfolios	None

Brian Schmidt 55 East 52nd Street New York, NY 10055 1958	Vice President	2009 to present	Managing Director of BlackRock, Inc. since 2004; Various positions with U.S. Trust Company from 1991 to 2003: Director from 2001 to 2003, Senior Vice President from 1998 to 2003; Vice President, Chief Financial Officer and Treasurer of Excelsior Funds, Inc., Excelsior Tax-Exempt Funds, Inc. and Excelsior Funds Trust from 2001 to 2003.	71 RICs consisting of 204 Portfolios	None

Neal J. Andrews 55 East 52nd Street New York, NY 10055 1966	Chief Financial Officer	2007 to present	Managing Director of BlackRock, Inc. since 2006; Senior Vice President and Line of Business Head of Fund Accounting and Administration of PNC Global Investment Servicing (U.S.) Inc. from 1992 to 2006.	173 RICs consisting of 304 Portfolios	None

Jay M. Fife 55 East 52nd Street New York, NY 10055 1970	Treasurer	2007 to present	Managing Director of BlackRock, Inc. since 2007 and Director in 2006; Assistant Treasurer of the Merrill Lynch Investment Managers, L.P. and Fund Asset Management, L.P. advised funds from 2005 to 2006; Director of MLIM Fund Services Group from 2001 to 2006.	173 RICs consisting of 304 Portfolios	None

Brian P. Kindelan 55 East 52nd Street New York, NY 10055 1959	Chief Compliance Officer	2007 to present	Chief Compliance Officer of the BlackRock-advised funds since 2007; Managing Director and Senior Counsel of BlackRock, Inc. since 2005.	173 RICs consisting of 304 Portfolios	None

Howard B. Surloff 55 East 52nd Street New York, NY 10055 1965	Secretary	2007 to present	Managing Director and General Counsel of U.S. Funds at BlackRock, Inc., since 2006; General Counsel (U.S.) of Goldman Sachs Asset Management, L.P. from 1993 to 2006.	173 RICs consisting of 304 Portfolios	None

[1]	Officers serve at the pleasure of the Board of Directors of the Master LLC.

(b) Board of Directors

The Board of Directors of the Master LLC (the “Board”) consists of thirteen individuals (each a “Director”), eleven of whom are not “interested persons” of the Master LLC as defined in the Investment Company Act (the “non-interested Directors”). The same individuals serve on the Board of Directors of the Large Cap Series. The Directors are responsible for the oversight of the operations of the Master LLC and perform the various duties imposed on the directors of investment companies by the Investment Company Act. The BlackRock-advised Funds are organized into one complex of closed-end funds (the “Closed-End Complex”), two complexes of open-end funds, the Equity-Liquidity Complex and the Equity-Bond Complex, and one complex of exchange-traded funds (each complex, a “BlackRock Fund Complex”). The Directors also oversee as Board members the operations of the other open-end registered investment companies included in the BlackRock Fund Complex referred to as the Equity–Liquidity Complex. The non-interested Directors have retained independent legal counsel to assist them in connection with their duties.

The Board has five standing committees: an Audit Committee, a Governance and Nominating Committee, a Compliance Committee, a Performance Oversight and Contract Committee and an Executive Committee.

The members of the Audit Committee (the “Audit Committee”) are Kenneth L. Urish (Chair), Herbert I. London and Frederick W. Winter, all of whom are non-interested Directors. The principal responsibilities of the Audit Committee are to approve the selection, retention, termination and compensation of the Master LLC’s independent registered public accounting firm (the “independent auditors”) and to oversee the independent auditors’ work. The Audit Committee’s responsibilities include, without limitation, to (1) evaluate the qualifications and independence of the independent auditors; (2) approve all audit engagement terms and fees for the Master LLC; (3) review the conduct and results of each independent audit of the Master LLC’s financial statements; (4) review with the independent auditor any audit problems or difficulties encountered during or related to the conduct of the audit; (5) review the internal controls of the Master LLC and its service providers with respect to accounting and financial matters; (6) oversee the performance of the Master LLC’s internal audit function provided by its investment adviser, administrator, pricing agent or other service provider; and (7) resolve any disagreements between Portfolio management and the independent auditors regarding financial reporting. The Board has adopted a written charter for the Audit Committee. For the fiscal period ended September 30, 2009 the Audit Committee met seven times.

The members of the Governance and Nominating Committee (the “Governance Committee”) are Dr. Matina Horner (Chair), Cynthia A. Montgomery and Robert C. Robb, Jr., all of whom are non-interested Directors. The principal responsibilities of the Governance Committee are to (1) identify individuals qualified to serve as non-interested Directors of the Master LLC and recommend non-interested Director nominees for election by shareholders or appointment by the Board; (2) advise the Board with respect to Board composition, procedures and committees (other than the Audit Committee); (3) oversee periodic self-assessments of the Board and committees of the Board (other than the Audit Committee); (4) review and make recommendations regarding non-interested Director compensation; and (5) monitor corporate governance matters and develop appropriate recommendations to the Board. The Governance Committee may consider nominations for the office of Director made by the Master LLC’s shareholders as it deems appropriate. The Master LLC’s shareholders who wish to recommend a nominee should send nominations to the Secretary of the Master LLC that include biographical information and set forth the qualifications of the proposed nominee. The Board has adopted a written charter for the Governance Committee. For the fiscal period ended September 30, 2009, the Governance Committee met four times.

The members of the Compliance Committee (the “Compliance Committee”) are Joseph P. Platt, Jr. (Chair), Cynthia A. Montgomery and Robert C. Robb, Jr., all of whom are non-interested Directors. The Compliance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee regulatory and fiduciary compliance matters involving the Master LLC, the fund-related activities of BlackRock and the Master LLC’s third party service providers. The Compliance Committee’s responsibilities include, without limitation, to (1) oversee the compliance policies and procedures of the Master LLC and its service providers; (2) review information on and, where appropriate, recommend policies concerning the Master LLC’s compliance with applicable law; and (3) review reports from and make certain recommendations regarding the Fund’s Chief Compliance Officer. The Board has adopted a written charter for the Compliance Committee. For the fiscal period ended September 30, 2009, the Compliance Committee met eight times.

The members of the Performance Oversight and Contract Committee (the “Performance Committee”) are David O. Beim (Chair), Toby Rosenblatt (Vice Chair), Ronald W. Forbes and Rodney D. Johnson, all of whom are non-interested Directors. The Performance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee the Master LLC’s investment performance relative to its agreed-upon performance objectives. The Performance Committee’s responsibilities include, without limitation, to (1) review the Master LLC’s investment objectives, policies and practices, (2) recommend to the Board specific investment tools and techniques employed by BlackRock, (3) recommend to the Board appropriate investment performance objectives based on its review of appropriate benchmarks and competitive universes, (4) review the Master LLC’s investment performance relative to agreed-upon performance objectives and (5) review information on unusual or exceptional investment matters. The Board has adopted a written charter for the Performance Committee. For the fiscal period ended September 30, 2009, the Performance Committee met four times.

        The members of the Executive Committee (the “Executive Committee”) are Ronald W. Forbes, Rodney D. Johnson and Richard S. Davis. Messrs. Forbes and Johnson are non-interested Directors and Mr. Davis is an interested Director. The principal responsibilities of the Executive Committee are to (1) act on routine matters between meetings of the Board of Directors, (2) act on such matters as may require urgent action between meetings of the Board of Directors, and (3) exercise such other authority as may from time to time be delegated to the Committee by the Board of Directors. The Board has adopted a written charter for the Executive Committee. The Executive Committee was formed on December 3, 2008, and for the period December 3, 2008 to September 30, 2009, the Executive Committee met three times.

The boards of the Equity-Liquidity, the Equity-Bond and the Closed-End BlackRock Fund Complexes established the Joint Product Pricing Committee (the “Product Pricing Committee”) comprised of nine members drawn from the board members serving on the Boards of these three BlackRock Fund Complexes. Messrs. Forbes and Johnson, non-interested Board members, are members of the Product Pricing Committee representing the Equity-Liquidity Complex. Mr. Gabbay, an interested Board member of the BlackRock-advised Funds in the Equity-Liquidity, the Equity-Bond and the Closed-End BlackRock Fund Complexes, is also a member of the Product Pricing Committee. One non-interested board member representing the Closed-End Complex and five non-interested board members representing the Equity-Bond Complex, serve on the Committee, including Jack O’Brien, who serves as Chair of the Product Pricing Committee. The purpose of the Product Pricing Committee is to review the components and structure of the non-money market funds in the BlackRock Fund Complexes. The Product Pricing Committee was formed on June 4, 2009 and did not meet during the period June 4, 2009 through September 30, 2009.

Share Ownership

Information relating to each Director’s share ownership in the Master LLC and in all BlackRock-advised Funds that are overseen by the respective Director (“Supervised Funds”) as of December 31, 2009 is set forth in the chart below:

Aggregate Dollar Range of Equity Securities in
Name of Director	Master LLC[1]	Supervised Funds
Interested Directors:
Richard S. Davis	N/A	Over $100,000
Henry Gabbay	N/A	Over $100,000
Non-Interested Directors:
David O. Beim	N/A	Over $100,000
Ronald W. Forbes	N/A	Over $100,000
Dr. Matina Horner	N/A	Over $100,000
Rodney D. Johnson	N/A	Over $100,000
Herbert I. London	N/A	$50,001 – $100,000
Cynthia A. Montgomery	N/A	Over $100,000
Joseph P. Platt, Jr.	N/A	Over $100,000
Robert C. Robb, Jr.	N/A	Over $100,000
Toby Rosenblatt	N/A	Over $100,000
Kenneth L. Urish	N/A	$50,001 – $100,000
Frederick W. Winter	N/A	Over $100,000

[1]	The Master LLC does not offer interests for sale to the public.

As of December 31, 2009, the Directors and officers of the Master LLC as a group owned an aggregate of less than 1% of the outstanding interests of the Master LLC. As of December 31, 2009, none of the non-interested Directors of the Master LLC or their immediate family members owned beneficially or of record any securities of affiliates of BlackRock.

(c) Compensation of Directors

Each Director who is a non-interested Director is paid as compensation an annual retainer of $250,000 per year for his or her services as a Board member to the BlackRock-advised Funds in the Equity-Liquidity Complex, including the Master LLC, and a $5,000 Board meeting fee to be paid for each in-person board meeting attended (a $2,500 board meeting fee for telephonic attendance at regular Board meetings), for up to five board meetings held in a calendar year (compensation for meetings in excess of this number to be determined on a case by case basis), together with out of pocket expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. The Co-Chairs of the Board of Directors are each paid an additional annual retainer of $45,000. The Chairs of the Audit Committees, Compliance Committees, Governance Committees and Performance Committees and the Vice-Chair of the Performance Committees are each paid an additional annual retainer of $25,000. The Chair of the Product Pricing Committee, who oversees funds in the Equity-Bond Complex, is paid an annual retainer of $25,000 that is allocated among all of the non-money market funds in the Equity-Liquidity, the Equity-Bond and the Closed-End BlackRock Fund Complexes.

Mr. Gabbay is an interested Director of the Master LLC and serves as an interested board member of the other funds which comprise the Equity-Liquidity, the Equity-Bond and the Closed-End BlackRock Fund Complexes. Mr. Gabbay receives as compensation for his services as a board member of each of these three BlackRock Fund Complexes, (i) an annual retainer of $487,500, paid quarterly in arrears, allocated to the BlackRock-advised Funds in these three BlackRock Fund Complexes, including the Master LLC, and (ii) with respect to each of the two open end BlackRock Fund Complexes, a board meeting fee of $3,750 (with respect to meetings of the Equity-Liquidity Complex) and $18,750 (with respect to meetings of the Equity-Bond Complex) to be paid for attendance at each board meeting up to five board meetings held in a calendar year by each such Complex (compensation for meetings in excess of this number to be determined on a case by case basis). Mr. Gabbay will also be reimbursed for out of pocket expenses in accordance with a board policy on travel and other business expenses relating to attendance at meetings. Mr. Gabbay’s compensation for serving on the boards of funds in these three BlackRock Fund Complexes (including the Master LLC) is equal to 75% of each retainer and, as applicable, of each meeting fee (without regard to additional fees paid to Board and Committee chairs) received by the non-interested board members serving on such boards. The Board of the Master LLC or of any other BlackRock-advised Fund may modify the board members’ compensation from time to time depending on market conditions and Mr. Gabbay’s compensation would be impacted by those modifications.

Each of the non-interested Directors and Mr. Gabbay agreed to a 10% reduction in their compensation described above for the period May 1, 2009 through December 31, 2009.

The following table sets forth the compensation earned by the Directors for the fiscal period ended September 30, 2009, and the aggregate compensation paid to them by all BlackRock-advised Funds for the calendar year ended December 31, 2009.

Name	Compensation from Growth Portfolio	Compensation from Value Portfolio	Compensation from Core Portfolio	Estimated Annual Benefits Upon Retirement	Aggregate Compensation from the Master LLC and Other BlackRock- Advised Funds[1]
Non-Interested Directors
David O. Beim[2]	$2,123	$4,358	$4,619	None	$283,750
Ronald W. Forbes[3]	$2,198	$4,688	$4,980	None	$302,750
Dr. Matina Horner[4]	$2,123	$4,358	$4,619	None	$283,750
Rodney D. Johnson[3]	$2,198	$4,688	$4,980	None	$302,750
Herbert I. London	$2,030	$3,945	$4,169	None	$260,000
Cynthia A. Montgomery	$2,030	$3,945	$4,169	None	$260,000
Joseph P. Platt, Jr.[5]	$2,123	$4,358	$4,619	None	$283,750
Robert C. Robb, Jr.	$2,030	$3,945	$4,169	None	$260,000
Toby Rosenblatt[6]	$1,849	$4,084	$4,345	None	$261,250
Kenneth L. Urish[7]	$2,123	$4,358	$4,619	None	$283,750
Frederick W. Winter	$2,030	$3,945	$4,169	None	$260,000
Interested Director[8]
Henry Gabbay	$1,197	$2,167	$2,621	None	$441,563

[1]	For the number of RICs and Portfolios from which each Director receives compensation, see the Biographical Information chart beginning on page B-3.
[2]	Chair of the Performance Committee.
[3]	Co-Chair of the Board of Directors.
[4]	Chair of the Governance Committee.
[5]	Chair of the Compliance Committee.
[6]	Vice-Chair of the Performance Committee.
[7]	Chair of the Audit Committee.
[8]	Mr. Gabbay began receiving compensation for his service as a Director effective January 1, 2009. Mr. Davis receives no compensation for his service as a Director.

(d) Sales Loads. Not Applicable.

(e) Code of Ethics

The Master LLC, the Feeder Funds, the Manager, the Sub-Adviser and BlackRock Investment, LLC each has adopted a Code of Ethics under Rule 17j-1 under the Investment Company Act. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Master LLC.

(f) Proxy Voting Policies

Information relating to the Master LLC’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the Large Cap Series Registration Statement.

Item 18. — Control Persons and Principal Holders of Securities.

As of January 13, 2010, Large Cap Series owned 87.33% of the outstanding interests in the Master LLC and, therefore, controlled the Master LLC. BlackRock Balanced Capital Fund, Inc. owned 11.05% of the outstanding interests in the Master LLC. Currently Large Cap Series is comprised of seven funds. Set forth in the table below are the Funds comprising Large Cap Series which are Feeder Funds, the Portfolio in which each Fund invests and the approximate percentage ownership of Master LLC interests owned by each Fund.

	Large Cap Series
Master Portfolio	Fund	Approx. % of Master LLC Owned
Growth Portfolio	BlackRock Large Cap Growth Fund	8.01%
	BlackRock Large Cap Growth Retirement Portfolio	1.17%
Value Portfolio	BlackRock Large Cap Value Fund	32.58%
	BlackRock Large Cap Value Retirement Portfolio	2.25%
Core Portfolio	BlackRock Large Cap Core Fund	41.79%
	BlackRock Large Cap Core Retirement Portfolio	1.53%

All holders of interests (“Holders”) are entitled to vote in proportion to the amount of their interests in a Portfolio or in the Master LLC, as the case may be. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate interests of the Master LLC would be able to elect all the Directors. With respect to the election of Directors the Holders of separate Portfolios vote together; they generally vote separately by Portfolio on other matters.

Item 19. — Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 10 in the Master LLC’s Part A. Information relating to the investment management and other services provided to the Master LLC by the Investment Adviser is incorporated herein by reference from Part A of the Large Cap Series Registration Statement, and from the sub-section entitled “Management and Advisory Arrangements,” in Part I and the section entitled “Management and Other Service Arrangements” in Part II of Part B of the Large Cap Series Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the Large Cap Series Registration Statement under which the information required by Item 14 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No	Sections Incorporated by Reference from Part A or Part B of the Large Cap Series Registration Statement
Item 19(a)	Part I: Management and Advisory Arrangements
Part II: Management and Other Service Arrangements
Item 19(c)	Part I: Management and Advisory Arrangements
Part II: Management and Other Service Arrangements
Item 19(d)	Part I: Management and Advisory Arrangements
Part II: Management and Other Service Arrangements
Item 19(e)	Not Applicable
Item 19(f)	Not Applicable
Item 19(g)	Not Applicable
Item 19(h)	Part A — Back Cover

(b) Principal Underwriter

Effective October 1, 2008, BlackRock Investments, LLC (“BRIL”), 40 East 52nd Street, New York, New York 10022, an affiliate of BlackRock, acts as placement agent for the Master LLC pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, BRIL receives no compensation for acting as placement agent for the Master LLC. Prior to October 1, 2008, FAM Distributors, Inc. (“FAMD”), P.O. Box 9081, Princeton, New Jersey 08543-9081, and BlackRock Distributors, Inc. (“BDI”), 760 Moore Road, King of Prussia, Pennsylvania 19406, each an affiliate of BlackRock, served as placement agents for the Master LLC.

Item 20. — Portfolio Managers

The Portfolios are managed by a team of financial professionals. Bob Doll, CFA, CPA, the senior portfolio manager and Daniel Hanson, CFA, the associate portfolio manager, are jointly and primarily responsible for the day-to-day management of each Portfolio. Information about the portfolio managers’ compensation, other accounts they manage and their ownership of Feeder Fund shares is incorporated herein by reference to the section entitled “Management and Other Advisory Services” in Part I of Part B of the Large Cap Series Registration Statement.

Item 21. — Brokerage Allocation and Other Practices.

Information relating to portfolio turnover and brokerage allocations for or on behalf of the Master LLC is incorporated herein by reference from the section entitled “Portfolio Transactions and Brokerage” in Part B of the Large Cap Series Registration Statement. Information relating to the portfolio turnover is incorporated herein by reference to each Feeder Fund’s section entitled “Fund Overview — Fees and Expenses of the Fund” in Part A of the Large Cap Series Registration Statement.

Item 22. — Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 10(b) and Item 11 in the Master LLC’s Part A. Under the Master LLC’s Limited Liability Company Agreement, the Directors are authorized to issue interests in each Portfolio of the Master LLC. Investors are entitled to participate, in proportion to their investment, in distributions of taxable income, loss, gain and deduction with respect to the Portfolio in which they have invested. Upon liquidation or dissolution of a Portfolio, investors are entitled to share in proportion to their investment in such Portfolio’s net assets available for distribution to its investors. Interests in a Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Portfolio generally may not be transferred.

Each investor is entitled to vote in proportion to the amount of its interest in a Portfolio or in the Master LLC, as the case may be. Investors in the Master LLC, or in any Portfolio, do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Directors. The Master LLC is not required and has no current intention to hold annual meetings of investors but the Master LLC will hold special meetings of investors when in the judgment of the Directors it is necessary or desirable to submit matters for an investor vote.

A Portfolio shall be dissolved by unanimous consent of the Directors by written notice of dissolution to the Holders of the interests of the Portfolio. The Master LLC shall be dissolved upon the dissolution of the last remaining Portfolio.

The Limited Liability Company Agreement of the Master LLC provides that obligations of the Master LLC and the Portfolios are not binding upon the Directors individually but only upon the property of the Portfolios and that the Directors will not be liable for any action or failure to act (including without limitation, the failure to compel in any way any former or acting Directors to redress any breach of trust), but nothing in the Limited Liability Company Agreement protects a Director against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office. The Limited Liability Company Agreement provides that the Master LLC may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Portfolios, their Investors, Directors, officers, employees and agents covering possible tort and other liabilities.

The Master LLC currently consists of three Portfolios. The Master LLC reserves the right to create and issue interests in a number of additional Portfolios. As indicated above, Investors in each Portfolio generally participate equally in the earnings and assets of the particular Portfolio. Investors in each Portfolio are entitled to vote separately to approve advisory agreements or changes in investment policy, but Investors in all Portfolios vote together in the election or selection of Directors and accountants for the Master LLC. Upon liquidation or dissolution of a Portfolio, the Investors in such Portfolio are generally entitled to share in proportion to their investment in the net assets of such Portfolio available for distribution to Investors.

Item 23. — Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 11 and Item 12 in the Master LLC’s Part A.

(a) Purchase of Interests in the Master LLC.

The aggregate net asset value of the shares of each Portfolio is determined once daily Monday through Friday as of the close of business on the Exchange on each day the Exchange is open for trading based on prices at the time of closing. The Exchange generally closes at 4:00 p.m., Eastern time. Each Portfolio also will determine its net asset value on any day in which there is sufficient trading in its underlying portfolio securities that the net asset value might be affected materially, but only if on any such day a Portfolio is required to sell or redeem shares. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The Exchange is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of each Portfolio is the value of the securities held by each Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to BlackRock are accrued daily. Each investor in each Portfolio may add to or reduce its investment in each Portfolio on each day the Exchange is open for trading. The value of each investor’s interest in each Portfolio will be determined after the close of business on the Exchange by multiplying the aggregate net asset value of each Portfolio by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in each Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in each Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in each Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in each Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of each Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in each Portfolio by all investors in each Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in each Portfolio after the close of business on the Exchange or the next determination of net asset value of the Portfolio.

Securities that are held by each Portfolio that are traded on stock exchanges or the NASDAQ Stock Market are valued at the last sale price or official close price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Directors of the Master LLC. Long positions traded in the over-the-counter (“OTC”) market, NASDAQ Small Cap market or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services in accordance with a valuation policy approved by the Board of Directors of the Master LLC. Short positions traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless BlackRock believes that this method no longer produces fair valuations.

Repurchase agreements are valued at cost plus accrued interest. The Master LLC employs pricing services to provide certain securities prices for each Portfolio. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Master LLC, including valuations furnished by the pricing services retained by the Master LLC on behalf of each Portfolio, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Master LLC under the general supervision of the Master LLC’s Board of Directors. Such valuations and procedures will be reviewed periodically by the Board of Directors of the Master LLC.

Generally, trading in foreign securities, as well as U.S. government securities and money market instruments and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the Exchange. The values of such securities used in computing the net asset value of each Portfolio’s shares are determined as of such times. Foreign currency exchange rates are generally determined as of the close of business on the Exchange. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the Exchange that may not be reflected in the computation of each Portfolio’s net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities will be valued at their fair value as determined in good faith by the Master LLC’s Board of Directors or by BlackRock using a pricing service and/or procedures in accordance with a valuation policy approved by the Master LLC’s Board of Directors.

Each investor in the Master LLC may add to or reduce its investment in the Portfolio on each day the Exchange is open for trading. The value of each investor’s (including each Feeder Fund’s) interest in the Portfolio will be determined as of the close of business on the Exchange by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate interests in the Portfolio. The close of business on the Exchange is generally 4:00 p.m., Eastern time. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio after the close of business of the Exchange or the next determination of net asset value of the Portfolio.

An investor in the Master LLC may withdraw all or a portion of its investment in any Portfolio on any day the Exchange is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of the withdrawal will be paid by the Portfolio normally on the business day on which the withdrawal is effected, but in any event within seven days. Investments in any Portfolio of the Master LLC generally may not be transferred.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank) or, in the case of a Feeder Fund’s initial investment, in marketable securities acceptable to BlackRock and consistent with the investment objective, policies and restrictions of the Master LLC.

The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day on which the Exchange is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. Interests will normally be redeemed for cash upon receipt of a request in proper form, although the Master LLC retains the right to redeem some or all of its interests in-kind under unusual circumstances, in order to protect the interests of remaining interestholders or to accommodate a request by a particular interestholder that does not adversely affect the interest of the remaining interestholders, by delivery of securities selected from the Master LLC’s assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming interestholder might incur brokerage or other transaction costs to convert the securities to cash. The Master LLC has elected, however, to be governed by Rule 18f-1 under the Investment Company Act so that the Master LLC is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of the Master LLC. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption.

The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. The right to redeem interests may be suspended or payment upon redemption may be delayed for more than seven days (i) for any period during which trading on the Exchange is restricted as determined by the Commission or during which the Exchange is closed (other than customary weekend and holiday closings), (ii) for any period during which an emergency exists, as defined by the Commission, as a result of which disposal of portfolio securities or determination of the net asset value of a Portfolio is not reasonably practicable, or (iii) for such other periods as the SEC may by order permit for the protection of interestholders of a Portfolio. Investments in the Master LLC may not be transferred.

(b) Fund Reorganizations. Not Applicable.

(c) Offering Price. Not Applicable.

(d) Redemption in Kind. See (a) above in this Item 23.

(e) Arrangements Permitting Frequent Purchases and Redemptions of Master LLC Interests. Not Applicable.

Item 24. — Taxation of the Portfolios and Investors.

Each Portfolio is treated as a separate partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and, thus, is not subject to income tax. If a Portfolio has only one Feeder Fund, the Portfolio’s existence as an entity separate from that Feeder Fund will be disregarded for Federal income tax purposes. Based upon the status of each Portfolio as a partnership (or disregarded entity), each investor in a Portfolio takes into account its share of such Portfolio’s ordinary income, capital gain, losses, deductions and credits in determining its income tax liability. The determination of such share is made in accordance with the Code and Treasury regulations promulgated thereunder.

The Master LLC’s fiscal year end is September 30. Although the Master LLC will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

It is intended that each Portfolio’s assets, income and distributions will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”), assuming that the investor invested all of its investable assets in the Portfolio. Any prospective Feeder Fund that is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the applicable Portfolio as they are taken into account by that Portfolio.

Certain transactions of the Portfolios are subject to special tax rules of the Code that may, among other things (a) affect the character of realized gains and losses, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to stockholders of the Feeder Funds. Special tax rules also will require the Portfolios to mark to market certain types of positions held (i.e. treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The Master LLC intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification of the Feeder Funds for the special treatment afforded RICs under the Code.

        If a Portfolio of the Master LLC purchases shares of an investment company (or similar investment entity) organized under foreign law, a Feeder Fund, by virtue of its ownership of the Portfolio’s interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes. The partners in each Portfolio, i.e. the Feeder Funds, may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by such Feeder Funds as a dividend to their shareholders. However, an election can be made to “mark to market” at the end of each taxable year all the shares treated as held in a PFIC. If this election were made, a Feeder Fund would recognize as ordinary income its share of any increase in the value of such shares held by a Portfolio as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value, but only to the extent of previously recognized “mark-to-market” gains. With the mark-to-market election, a Feeder Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

Each Portfolio may be subject to taxes imposed by foreign countries on dividend or interest income received from securities of foreign issuers. The United States has entered into tax treaties with many foreign countries which may entitle the Portfolios to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of a Portfolio’s assets to be invested within various countries is not known.

Each Portfolio of the Master LLC is managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Portfolio level. Thus, consistent with its investment objectives, each Portfolio will meet the income and diversification of assets tests of the Code applicable to RICs. The Portfolios and the Feeder Funds have received a ruling from the Internal Revenue Service that the existing Feeder Funds that are RICs will be treated as owners of their proportionate shares of a Portfolio’s assets and income for purposes of these tests.

The Code requires a RIC to pay a non-deductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on a September 30 year-end basis, plus certain undistributed amounts from previous years. Each Portfolio of the Master LLC intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of a Portfolio’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in a Portfolio.

Item 25. — Underwriters.

The exclusive placement agent for each Portfolio of the Master LLC is BRIL an affiliate of BlackRock. Pursuant to the Placement Agent Agreement, the Master LLC agrees to pay the Placement Agent’s out of pocket costs. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolios.

Item 26. — Calculation of Performance Data.

Not Applicable.

Item 27. — Financial Statements.

The audited financial statements of each Portfolio, including the report of the independent registered public accounting firm, are incorporated in this Statement of Additional Information by reference to the Annual Report for the period ended September 30, 2009 of BlackRock Large Cap Series Funds, Inc. You may request a copy of an Annual Report or Semi-Annual Report at no charge by calling (800) 441-7762 between 8:00 a.m. and 6:00 p.m. Eastern Time, on any business day.

PART C. OTHER INFORMATION

Item 28.	Exhibits.

Exhibit Number	Description
1(a)	—Certificate of Trust of the Registrant, filed October 19, 1999.(a)

(b)	—Amended and Restated Declaration of Trust of Registrant, dated December 14, 1999.(a)

(c)	—Certificate of Conversion Converting Master Large Cap Series Trust to Master Large Cap Series LLC.(h)

(d)	—Certificate of Formation of Master Large Cap Series LLC.(h)

(e)	—Limited Liability Company Agreement of the Registrant, dated June 15, 2007.(h)

2	—Amended and Restated By-Laws of Registrant.(k)

3	—Copies of instruments defining the rights of shareholders, incorporated by reference to Exhibits 1 and 2 above.

4(a)

—Form of Investment Advisory Agreement between the Registrant, on behalf of Master Large Cap Growth Portfolio, Master Large Cap Value Portfolio and Master Large Cap Core Portfolio, and BlackRock Advisors, LLC.(g)

(b)	—Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Investment Management, LLC.(g)

5	—Not Applicable.

6	—Not Applicable.

7	—Form of Custodian Agreement between the Registrant and Brown Brothers Harriman & Co.(b)

8(a)	—Form of Placement Agent Agreement between the Registrant and BlackRock Investments, LLC.(k)

(b)	—Form of Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties dated as of November 22, 2006.(j)

(c)

—Form of Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks dated as of November 21, 2007, relating to the Credit Agreement, dated as of November 22, 2006.(c)

(d)

—Form of Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks, dated as of November 19, 2008, relating to the Credit Agreement, dated as of November 21, 2007.(i)

(e)

—Form of Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks dated as of November 18, 2009, relating to the Credit Agreement dated as of November 19, 2008.(l)

(f)	—Form of Securities Lending Agency Agreement between the Registrant and BlackRock Investment Management, LLC dated June 1, 2007.(d)

(g)	—Form of Administrative Services Agreement between Registrant and State Street Bank and Trust Company.(e)

9	—Not Applicable.

10	—Not required pursuant to Form N-1A General Instructions section B(2)(b).

11	—Not Applicable.

12	—Certificate of Merrill Lynch Large Cap Series Funds, Inc. and Mercury Large Cap Series Funds, Inc.(a)

13	—Not Applicable.

14	—Not Applicable.

15(a)	—Code of Ethics of Registrant.(f)

(b)	—Code of Ethics of BRIL.(f)

(c)	—Code of Ethics of BlackRock.(f)

*	Filed herewith.
(a)	Filed on December 22, 1999 as an Exhibit to the Registrant’s Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended (File No. 811-09739) (the “Registration Statement”).

(b)	Filed on January 30, 2002 as an Exhibit to Amendment No. 2 to the Registration Statement.
(c)	Incorporated by reference to Exhibit 8(b) to Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of BlackRock Global Growth Fund, Inc. (File No. 333-32899), filed on December 17, 2007.
(d)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of Ready Assets Prime Money Fund (formerly Merrill Lynch Ready Assets Trust) (File No. 2-52711), filed on April 21, 2008.
(e)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of BlackRock Focus Growth Fund (formerly BlackRock Focus Twenty Fund, Inc.) (File No. 333-89775), filed on March 20, 2001.
(f)	Incorporated by reference to Exhibits 15(a), 15(b) and 15(c) to Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A of Ready Assets Prime Money Fund (formerly Merrill Lynch Ready Assets Trust) (File No. 2-52711), filed on April 29, 2009.
(g)	Filed on October 2, 2006 as an Exhibit to Amendment No. 7 to the Registration Statement.
(h)	Filed on February 28, 2008 as an Exhibit to Amendment No. 9 to the Registration Statement.
(i)	Incorporated by reference to Exhibit 8(c) to Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of BlackRock Fundamental Growth Fund, Inc., (File No. 33-47875), filed on December 22, 2008.
(j)	Incorporated by reference to Exhibit 8(b)(7) to Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A of BlackRock Fundamental Growth Fund, Inc. (File No. 33-47875), filed on December 21, 2006.
(k)	Filed on March 2, 2009 as an Exhibit to Amendment No. 11 to the Registration Statement.
(l)	Incorporated by reference to Exhibit 8(c) to Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A of BlackRock Fundamental Growth Fund, Inc. filed on December 23, 2009.

Item 29.	Persons Controlled By Or Under Common Control With the Registrant.

The Registrant does not control and is not under common control with any other person.

Item 30.	Indemnification.

As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4 of Article VIII of the Registrant’s Limited Liability Company Agreement, Directors, officers, employees and agents of the Master LLC (the “Company”) will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

Article VIII, Section 8.2 provides, inter alia, that no Director, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Director, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.3 of the Registrant’s Limited Liability Company Agreement provides:

Indemnification. The Company shall indemnify each of its Directors, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Company Property. The Directors may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Company to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b) the Company shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the Proceedings; or

(ii) an independent legal counsel in a written opinion.

Article VIII, Section 8.4 of the Registrant’s Limited Liability Company Agreement further provides:

No Protection Against Certain 1940 Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Company or any Series against any liability to the Company or any Series to which he or it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Company or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he or it serves as Investment Adviser to the Company or any Series.

As permitted by Article VIII, Section 8.7, the Registrant may insure its Directors and officers against certain liabilities, and certain costs of defending claims against such Directors and officers, to the extent such Directors and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Directors and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Director or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Limited Liability Company Agreement and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 31.	Business and Other Connections of Investment Adviser.

See Item 10 in the Registrant’s Part A and Item 19 in Part B of the Registrant’s Registration Statement regarding the business of the Investment Adviser. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Investment Adviser, the Sub-Adviser or any of their respective officers and directors during the past two years is incorporated herein by reference from Item 31 in Part C of BlackRock Large Cap Series Funds, Inc.’s Registration Statement on Form N-1A.

Item 32.	Principal Underwriters.

(a) BlackRock Investments, LLC (“BRIL”) acts as the principal underwriter or placement agent, as applicable for each of the following open-end registered investment companies including the Registrant:

BlackRock Balanced Capital Fund, Inc.	BlackRock Series, Inc.
BlackRock Basic Value Fund, Inc.	BlackRock Short-Term Bond Series, Inc.
BlackRock Bond Allocation Target Shares	BlackRock Utilities and Telecommunications Fund, Inc.
BlackRock Bond Fund, Inc.	BlackRock Value Opportunities Fund, Inc.
BlackRock California Municipal Series Trust	BlackRock Variable Series Funds, Inc.
BlackRock Equity Dividend Fund	BlackRock World Income Fund, Inc.
BlackRock EuroFund	CMA Government Securities Fund
BlackRock Financial Institutions Series Trust	CMA Money Fund
BlackRock Focus Growth Fund, Inc.	CMA Multi-State Municipal Series Trust
BlackRock Focus Value Fund, Inc.	CMA Tax-Exempt Fund
BlackRock Fundamental Growth Fund, Inc.	CMA Treasury Fund
BlackRock Funds	FDP Series, Inc.
BlackRock Funds II	Funds for Institutions Series
BlackRock Global Allocation Fund, Inc.	Global Financial Services Master LLC
BlackRock Global Dynamic Equity Fund	Managed Account Series
BlackRock Global Emerging Markets Fund, Inc.	Master Basic Value LLC
BlackRock Global Financial Services Fund, Inc.	Master Bond LLC
BlackRock Global Growth Fund., Inc.	Master Focus Growth LLC
BlackRock Global SmallCap Fund, Inc.	Master Government Securities LLC
BlackRock Healthcare Fund, Inc.	Master Institutional Money Market LLC
BlackRock Index Funds, Inc.	Master Large Cap Series LLC
BlackRock International Value Trust	Master Money LLC
BlackRock Large Cap Series Funds, Inc.	Master Tax-Exempt LLC
BlackRock Latin America Fund, Inc.	Master Treasury LLC
BlackRock Liquidity Funds	Master Value Opportunities LLC
BlackRock Master LLC	Quantitative Master Series LLC
BlackRock Mid Cap Value Opportunities Series, Inc.	Ready Assets Prime Money Fund
BlackRock Multi-State Municipal Series Trust	Ready Assets U.S.A. Government Money Fund
BlackRock Municipal Bond Fund, Inc.	Ready Assets U.S. Treasury Money Fund
BlackRock Municipal Series Trust	Retirement Series Trust
BlackRock Natural Resources Trust	Short-Term Bond Master LLC
BlackRock Pacific Fund, Inc.	WCMA Government Securities Fund
BlackRock Principal Protected Trust	WCMA Money Fund
BlackRock Series Fund, Inc.	WCMA Tax-Exempt Fund
WCMA Treasury Fund

BRIL also acts as the principal underwriter or placement agent, as applicable for each of the following closed-end registered investment companies:

BlackRock Fixed Income Value Opportunities	BlackRock Senior Floating Rate Fund II, Inc.
BlackRock Senior Floating Rate Fund, Inc.	Master Senior Floating Rate LLC

(b) Set forth below is information concerning each director and officer of BRIL. The principal business address for each such person is 40 East 52nd Street, New York, New York 10022.

Name	Position(s) and Office(s) with BII	Position(s) and Office(s) with Registrant
Laurence Fink	Chairman and Director	None
Francis Porcelli	Chief Executive Officer and Managing Director	None
Anne Ackerley	Managing Director	President, Chief Executive Officer
Robert Connolly	General Counsel, Secretary and Managing Director	None
Paul Greenberg	Treasurer, Chief Financial Officer and Managing Director	None
Steven Hurwitz	Chief Compliance Officer, Assistant Secretary and Director	None
Brian Schmidt	Managing Director	Vice President
Brenda Sklar	Managing Director	None
Stephen Hart	Associate	None
John Blevins	Assistant Secretary and Managing Director	None
Robert Kapito	Director	None
Daniel Waltcher	Director	None

(c) Not applicable.

Item 33.	Location Of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the 1940 Act and the rules thereunder are maintained at the offices of:

(a) Registrant, 100 Bellevue Parkway, Wilmington, Delaware 19809.

(b) BlackRock Investments, LLC, 40 East 52nd Street, New York, New York 10022 (records relating to its functions as placement agent).

(c) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as manager).

(d) BlackRock Investment Management, LLC, 800 Scudders Mill Road, Plainsboro, New Jersey 08536 (records relating to its functions as sub-adviser).

(e) State Street Bank and Trust Company, 600 College Road East, Princeton, New Jersey 08540 (records relating to its function as accounting services provider).

(f) Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109 (records relating to its function as custodian).

Item 34.	Management Services.

Other than as set forth or incorporated by reference in Item 10 of Part A and Item 17 and Item 19 of Part B of the Registrant’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 35.	Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of New York, and State of New York, on the 28th day of January, 2010.

MASTER LARGE CAP SERIES LLC
(Registrant)

By:	/S/ ANNE F. ACKERLEY
(Anne F. Ackerley, President and Chief Executive Officer)